MGE POWER WEST CAMPUS, LLC

FIRST SUPPLEMENT TO NOTE PURCHASE AGREEMENT

Dated as of October 27, 2005

Re:  $20,000,000 5.19% Senior Secured Notes, Series B,

due September 25, 2033

MGE POWER WEST CAMPUS, LLC
133 SOUTH BLAIR STREET
MADISON, WISCONSIN 53703

Dated as of
October 27, 2005

To each Purchaser listed in the attached
  Schedule A which is a signatory hereto

Ladies and Gentlemen:

This FIRST SUPPLEMENT TO NOTE PURCHASE AGREEMENT (this “Supplement”) is between MGE POWER WEST CAMPUS, LLC, a limited liability company organized under the laws of the State of Wisconsin (the “Issuer”), and each of you.

Reference is hereby made to that certain Note Purchase Agreement dated as of September 30, 2003 between the Issuer and the purchasers listed on Schedule A thereto, as amended, supplemented or otherwise modified from time to time (the “Note Purchase Agreement”).  All capitalized terms not otherwise defined herein shall have the same meaning as specified in the Note Purchase Agreement.  Reference is further made to Section 4.20 of the Note Purchase Agreement which requires that, prior to the delivery of any Additional Notes, the Issuer and each Additional Purchaser shall execute and deliver a Note Supplement with respect to such Additional Notes.

The Issuer hereby agrees with you as follows:

1.

The Issuer has authorized the issue and sale of $20,000,000 aggregate principal amount of its 5.19% Senior Secured Notes, Series B, due September 25, 2033 (the “Series B Notes”).  The Series B Notes, together with the Series A Notes initially issued pursuant to the Note Purchase Agreement and each Series of Additional Notes which have heretofore or which may from time to time hereafter be issued pursuant to the provisions of Section 2.2 of the Note Purchase Agreement, are collectively referred to as the “Notes” (such term shall also include any such notes issued in substitution therefor pursuant to the Trust Indenture).  The Series B Notes shall be substantially in the form set out in Annex A hereto with such changes therefrom, if any, as may be approved by you and the Issuer.

2.

Subject to the terms and conditions hereof and as set forth in the Note Purchase Agreement and on the basis of the representations and warranties hereinafter set forth, the Issuer will issue and sell to you, and you will purchase from the Issuer, at the Closing provided for in Section 3, Series B Notes in the principal amount set forth opposite your name on Schedule A hereto at a price of 100% of the principal amount thereof.

3.

The sale and purchase of the Series B Notes to be purchased by you shall occur at the offices of Schiff Hardin LLP, 623 Fifth Avenue, 28th Floor, New York, New York  10022, at 11:00 a.m. New York time, at a closing (the “Closing”) on October 27, 2005 or on such other Business Day thereafter on or prior to November 15, 2005 as may be agreed upon by the Issuer and you.  At the Closing, the Issuer will deliver to you the Series B Notes to be purchased by you in the form of a single Series B Note  (or such greater number of Series B Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Issuer or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds.  If at the Closing the Issuer shall, without your consent, fail to tender such Series B Notes as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement.

4.

Your obligation to purchase and pay for the Series B Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, at or prior to the Closing, of the conditions set forth in Section 4(B) of the Note Purchase Agreement and to the following additional conditions:

(a)

Each of the representations and warranties of the Issuer set forth in Section 5 below shall be correct as of the date hereof (and, if different, the date of the Closing), and the Issuer shall have delivered to you an Officer’s Certificate dated the date of the Closing certifying that the conditions set forth in this Section 4 have been fulfilled.

(b)

No Indenture Default or Indenture Event of Default shall exist immediately prior to the Closing (both before and after giving effect to the Closing).

(c)

Contemporaneously with the Closing, the Issuer shall have consummated the sale of the entire principal amount of the Series B Notes to be sold on the date of the Closing pursuant to this Supplement.

(d)

Each of the Collateral Assignments and Consent Agreements, to the extent required by you, shall have been executed and delivered by the parties thereto and shall be in full force and effect and all filings and other matters relating thereto shall be satisfactory to you.

(e)

On the date of the Closing, your purchase of Series B Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation.  If requested by you, the Issuer shall provide you with an Officer’s Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

(f)

Without limiting the provisions of Section 7.1 of the Note Purchase Agreement, the Issuer shall have paid on or before the Closing the fees, charges and disbursements of your special counsel to the extent reflected in a statement of such counsel rendered to the Issuer at least one Business Day prior to the Closing.

(g)

A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Series B Notes.

(h)

 Since December 31, 2004, no event or condition shall have occurred which reasonably may be expected to cause a Material Adverse Effect with respect to the Issuer or the WCCF.

5.

The Issuer represents and warrants that (a) all Expected Approvals have been duly obtained, are in full force and effect, and are not subject to any appeal or other proceeding or any other condition, and (b) except as specifically supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Issuer set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties as to the Parent) are true and correct on the date hereof with the same force and effect as if (a) each reference to “Series A Notes” set forth therein was modified to refer to the “Series B Notes,” (b) each reference to “this Agreement” set forth therein was modified to refer to the “Note Purchase Agreement as supplemented by the Note Supplement relating to the Series B Notes,” (c) each reference to “you” set forth therein was modified to refer to “the institutional investors named on Schedule A to the Note Supplement relating to the Series B Notes.”

6.

You represent and warrant that the representations and warranties set forth in Section 6 of the Note Purchase Agreement are true and correct on the date hereof with the same force and effect as if each reference to “Series A Notes” set forth therein was modified to refer to the “Series B Notes,” (b) each reference to “this Agreement” set forth therein was modified to refer to the “Note Purchase Agreement as supplemented by the Note Supplement relating to the Series B Notes,” (c) each reference to “you” set forth therein was modified to refer to “the institutional investors named on Schedule A to the Note Supplement relating to the Series B Notes.”

7.

The Issuer and you agree to be bound by and comply with the terms and provisions of the Note Purchase Agreement as fully and completely as if each of the Issuer and you were an original signatory to the Note Purchase Agreement in respect of the Series B Notes.

8.

All references in the Note Purchase Agreement and all other instruments, documents and agreements relating to, or entered into in connection with the foregoing documents and agreements to the Note Purchase Agreement shall be deemed to refer to the Note Purchase Agreement, as supplemented by this Supplement, and all references to Notes shall include the Series B Notes.

9.

Except as expressly supplemented by this Supplement, all terms and provisions of the Note Purchase Agreement remain unchanged and continue, unabated, in full force and effect.

10.

This Supplement shall be construed and enforced in accordance with and governed by the laws of the State of New York.

11.

If any covenant, condition or provision herein contained is held to be invalid by final judgment of any court of competent jurisdiction, the invalidity of such covenant, condition or provision shall not in any way affect any other covenant, condition or provision herein contained or contained in the Note Purchase Agreement.

12.

The Issuer hereby reaffirms all of its obligations and liabilities under the Note Purchase Agreement and all other Financing Documents to which it is a party.  Without limiting the foregoing, the Issuer hereby (a) reaffirms the grant of each Lien in favor of the Trustee for the benefit of the holders of the Notes (including the Series B Notes) under each Security Document to which it is a party to secure the Secured Obligations (including principal of, interest on, premium (if any) with respect to and all other obligations relating to the Series B Notes), and (b) acknowledges that the Series A Notes and Series B Notes rank pari passu in right of payment and as to all Collateral.

13.

The terms and conditions of this Supplement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

14.

This Supplement may be executed in identical counterparts, each of which shall be considered an original and all of which together shall be considered one document.

[Signature Page Follows]

The execution and delivery of this Supplement shall constitute a contract between the Issuer and you.

MGE POWER WEST CAMPUS, LLC

By:

Name:

Title:

Accepted as of October 27, 2005

ALLSTATE LIFE INSURANCE COMPANY

By:

Name:

Title:

ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK

By:

Name:

Title:

ANNEX A

Form of Note

See Attached.

THIS NOTE HAS NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO THE SECURITIES LAWS OF ANY STATE.  ACCORDINGLY, THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED (1) EXCEPT IN ACCORDANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) UNLESS THIS NOTE IS REGISTERED UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

MGE POWER WEST CAMPUS, LLC

No. RB- _______

5.19% SENIOR SECURED NOTE, SERIES B, DUE SEPTEMBER 25, 2033

PPN: _________

$_______________

[DATE]

MGE POWER WEST CAMPUS, LLC, a Wisconsin limited liability company (the “Issuer”), for value received, hereby promises to pay to ________________ or registered assigns the principal sum of _________ Dollars ($_____________) on September 25, 2033, and to pay interest on the unpaid principal balance thereof from the date of this Note at the rate of 5.19% per annum, on the 25th day of each month of each year, commencing on November 25, 2005, until the principal amount hereof shall become due and payable and to pay on demand interest on any overdue principal, including any overdue prepayment of principal, and (to the extent permitted by applicable law) on any Make-Whole Amount or overdue installment of interest, at a rate of interest per annum equal to the Default Rate.  Interest shall be computed on the basis of a 360-day year of twelve 30-day months; it being agreed that the initial interest period shall be from the date hereof to November 25, 2005.

Payments of principal, Make-Whole Amount, if any, or other amounts due hereon, and interest shall be made in any coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts in installments in such manner and at such place as provided in Section 4.5 of the Indenture (as hereinafter defined).

This Note is one of an issue of Senior Secured Notes of the Issuer issued under the Trust Indenture of the Issuer (said indenture, together with all agreements and indentures supplemental thereto being herein called the “Indenture”) dated as of September 30, 2003, with J.P. Morgan Trust Company, National Association (f/k/a Bank One Trust Company, N.A.), as Trustee, and is entitled to the benefits thereof.  Capitalized terms used herein shall have the meanings assigned thereto in the Indenture unless herein defined or the context shall otherwise require.  The provisions of this Note are subject to the Indenture.  Reference is hereby made to the Indenture for a description of certain rights, obligations and duties of the parties thereto and for the meanings assigned to terms used and not defined in this Note.  As provided in the Indenture, this Note is subject to optional prepayment.  The Issuer agrees to make required prepayments on account of this Note in accordance with the prepayment schedule attached to this Note and in accordance with the provisions of the Indenture.  This Note is secured as contemplated by the

Indenture and the Note Purchase Agreement dated as of September 30, 2003, between the Issuer and each Purchaser listed on Schedule A attached thereto, as amended, supplemented or otherwise modified from time to time.

This Note is a registered Note and is transferable only by surrender thereof at the agency of the Issuer maintained pursuant to Section 7.7 of the Indenture, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing.

Following any partial prepayment of this Note, this Note shall, prior to any transfer hereof, be (a) made available to the Trustee for notation on the prepayment schedule attached hereto of the amount of principal so prepaid or, (b) at the option of the holder hereof and in lieu of the alternative in the foregoing clause (a), held by the holder who shall make a notation of such schedule of the amount of principal so prepaid; provided that the failure of the holder to make such notation shall not affect the rights or obligations of the Issuer.  In case the entire principal amount on this Note is prepaid or paid, this Note shall, upon Written Request therefor by the Issuer, be surrendered promptly at the agency of the Issuer maintained pursuant to Section 7.7 of the Indenture, for cancellation.

In any case where the date of maturity of any interest, Make-Whole Amount, or other amount due hereon, or principal owed with respect to this Note or the date fixed for any prepayment (in whole or in part) of this Note will not be a Business Day, then payment of such interest, Make-Whole Amount, or other amount due hereon, or principal need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for such prepayment.

Under certain circumstances, as specified in the Indenture, the principal of this Note (together with interest accrued thereon and any Make-Whole Amount) may be declared due and payable in the manner and with the effect provided in the Indenture.

This Note and the Indenture (including but not limited to, the validity and enforceability hereof and thereof) shall be governed by, and construed in accordance with, the laws of the State of New York other than conflict of law rules thereof that would require the application of the laws of a jurisdiction other than the State of New York.

[Signature Page Follows]

MGE POWER WEST CAMPUS, LLC

By

Name:

Title:

AUTHENTICATION OF TRUSTEE

This is one of the Notes described in the Indenture referred to herein.

J.P. MORGAN TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By

Name:

Title:

PREPAYMENT SCHEDULE TO NOTE NO. RB-_______

In addition to paying the entire outstanding principal amount of, and the interest due on, this Note on September 25, 2033, the maturity date hereof, the Issuer agrees to prepay, and there shall become due and payable, principal amounts of this Note on the 25th day of each month, in each year, beginning on November 25, 2013 as set forth on the schedule attached hereto.

PREPAYMENT SCHEDULE

See Attached.

ASSIGNMENT FORM

To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee:

INFORMATION RELATING TO PURCHASERS

NAME AND ADDRESS OF PURCHASER	PRINCIPAL AMOUNT OF SERIES B NOTES TO BE PURCHASED

ALLSTATE LIFE INSURANCE COMPANY

$20,000,000

3075 Sanders Road, STE G5D

Northbrook, Illinois  60062-7127

Attention:  Private Placements Department

Telephone Number:  (847) 402-7117

Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Issuer (and the Credit, if any), the Private Placement Number preceded by “DPP” and the payment as principal, interest or premium) in the exact format as follows:

BBK =

Harris Trust and Savings Bank

ABA #071000288

BNF =

Allstate Life Insurance Company

Collection Account #168-117-0

ORG =

MGE Power West Campus, LLC

OBI  =

DPP - [Insert Private Placement Number] —

Payment Due Date (MM/DD/YY) —

P ______ (enter “P” and the amount of principal being remitted,

for example, P5000000.00) —

I ______ (enter “I” and the amount of interest being remitted,

for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

Allstate Insurance Company

Investment Operations—Private Placements

3075 Sanders Road, STE G4A

Northbrook, Illinois  60062-7127

Telephone:

(847) 402-6672 Private Placements

(847) 402-3802 Bank Loans

Telecopy:

(847) 326-7032

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-2554642

SUPPLEMENTAL REPRESENTATIONS

The Issuer represents and warrants to you that, except as hereinafter set forth in this Exhibit A, each of the representations and warranties set forth in Section 5 of the Note Purchase Agreement (other than representations and warranties as to the Parent) is true and correct as of the date hereof (and, if different, the date of the Closing) with the same force and effect as if (a) each reference to “Series A Notes” set forth therein was modified to refer to the “Series B Notes,” (b) each reference to “this Agreement” set forth therein was modified to refer to the “Note Purchase Agreement as supplemented by the Note Supplement relating to the Series B Notes” (c) each reference to “you” set forth therein was modified to refer to “the institutional investors named on Schedule A to the Note Supplement relating to the Series B Notes.”  In addition, the Issuer acknowledges and agrees that the term “Credit Documents” as used in the Note Purchase Agreement and the other Financing Documents shall include all of the “Supplemental Credit Documents” as such term is defined below, but shall not include the Completion Guaranty Agreement.

The term “Supplemental Credit Documents” shall mean the Note Supplement relating to the Series B Notes, the Series B Notes, the Indenture Supplement relating to the Series B Notes and all other agreements, instruments, certificates and other items executed and delivered by the Issuer, the Parent, MGE or any of their respective Affiliates in connection with the Series B Notes.

Schedule 5.5 to the Note Purchase Agreement is hereby amended and restated in the form of Schedule 5.5 hereto.

The Section references hereinafter set forth correspond to the similar sections of the Note Purchase Agreement which, as between you and the Issuer, shall be deemed to be replaced hereby as to the Series B Notes:

Section 5.3.

Disclosure.  The Note Purchase Agreement, the documents, certificates or other writings delivered to you by or on behalf of the Issuer in connection with the transactions contemplated by the Note Purchase Agreement and the Note Supplement relating to the Series B Notes and the financial statements delivered to you in connection with the Note Purchase Agreement and the Note Supplement relating to the Series B Notes, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made.  Since December 31, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Issuer or MGE except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

Section 5.4.

Financial Statements.  The Issuer has delivered to you copies of the financial statements of the Issuer and MGE.  All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Issuer and MGE as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified (other than the pro forma balance sheet listed in such schedule) and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

Section 5.12.

Private Offering by the Issuer.  Neither the Issuer nor anyone acting on its behalf has offered the Series B Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you and such offer has been for a private sale for investment.  Neither the Issuer nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

Section 5.13.

Use of Proceeds; Margin Regulations.  The Issuer will apply the proceeds of the sale of the Series B Notes to pay or repay costs incurred in connection with construction of the WCCF.  No part of the proceeds from the sale of the Series B Notes pursuant to the Note Supplement relating to the Series B Notes will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Issuer, the Parent or MGE in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  The Issuer does not own and will not acquire any margin stock.

Section 5.14.

Existing Indebtedness; Future Liens.  Schedule 5.14 to the Note Supplement relating to the Series B Notes sets forth a complete and correct list of all outstanding Indebtedness of the Issuer as of September 30, 2005, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Issuer.  The Issuer is not in default and no waiver of default is currently in effect in the payment of any principal or interest on any Indebtedness of the Issuer and no event or condition exists with respect to any Indebtedness of the Issuer that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 5.20.

Facility Lease Agreement.

(c)

  The Projected Debt Service Ratio as of the Commercial Operation Date (as defined in the Facility Lease Agreement) was not less than 1.25:1.00 on such date and is not less than 1.25:1.00 as of the first day of each year thereafter through January 1, 2033.  Schedule 5.20 sets forth the Issuer’s calculation of such ratio in reasonable detail.

SCHEDULE 5.5

Madison Gas and Electric Company

Material Contracts / Agreements List

(# = agreements that have been incorporated by reference in previous SEC filings by MGE)

1.

Indenture of Mortgage and Deed of Trust, dated as of January 1, 1946, between MGE and Firstar Trust Company, as Trustee, as supplemented by the Seventeenth Supplemental Indenture thereto, dated as of February 1, 1993. #

2.

Indenture, dated as of September 1, 1998, between MGE and Bank One, N.A., as Trustee.#

3.

Joint Power Supply Agreement, dated as of February 2, 1967, by and among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.#

4.

Joint Power Supply Agreement, dated as of July 26, 1973, by and among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.#

5.

Revised Agreement for Construction and Operation of Columbia Generating Plant, dated as of July 26, 1973, by and among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation, as supplemented on March 1, 1979.#

6.

Agreement for Construction and Operation of Columbia Generating Plant, dated January 6, 1970, by and among MGE, Wisconsin Power and Light Company and Wisconsin Public Service Corporation.

7.

Lease Agreement, dated May 24, 1971, between The First National Bank of Chicago, as Trustee, and MGE as amended.

8.

Lease Agreement dated December 14, 1972, between The First National Bank of Chicago, as Trustee, and MGE as amended.

9.

ISDA Master Agreement between MGE and First National Bank of Chicago, dated April 18, 1997, as amended on July 9 2001.

10.

Chattel Paper Purchase Agreement, dated March 1, 1999, between MGE and Bank One, Wisconsin, as amended.

11.

Asset Contribution Agreement, dated as of December 15, 2000, between MGE and American Transmission Company LLC (ATC).

12.

Credit Agreeement, dated July 14, 2004, between MGE and the Lenders Bank One, N.A. , U.S. Bank, NA, Marshall & Ilsley Bank, and Associated Bank, NA.

13.

. Distribution Agreement dated August 15, 2003, between MGE Energy, Inc. and Banc One Capital Markets, Inc. (BOCM), for which MGE Energy may offer and sell up to 1,600,000 shares of its common stock from time to time through BOCM as its sales agent or to BOCM as principal.

14.

Public Service Commission of Wisconsin (PSCW) Order, dated October 9, 2003, approving the Certificate of Public Convenience and Necessity (CPCN) application for the construction of the West Campus Cogeneration Facility (WCCF).

15.

PSCW Order, dated June 25, 2004, approving the Affiliated Interest Agreements between MGE and MGE Power Elm Road, LLC, for the ownership and leasing interests in the Elm Road Generating Station.

16.

PSCW Order, dated June 25, 2004, approving MGE to place into operation an undivided minority interest in the Elm Road Generating Station under the approved Affiliated Interest Agreement.

17.

.PSCW Current Rate Order Docket 3270-UR-113, authorizing MGE’s current retail rate structure effective January 1, 2005.

18.

Credit Agreeement, dated September 30, 2005, between MGE and Bank One, N.A.

19.

    PSCW Approval of an Operating Agreement for MGE Transco Investments, LLC between MGE and MGE Energy, order Docket 3270-AE-104, dated October 14, 2005.

20.

Basic Corporate documents such as Articles of Incorporation and Bylaws

SCHEDULE 5.14

MGE Power West Campus, LLC

Total Outstanding Indebtedness of Issuer

as of September 30, 2005

1.

5.68%, Series A, Senior Secured Notes,

maturing Sept. 25, 2033

$30,000,000.00

2.

Affiliate payables

$20,000,000.00

3.

Total Outstanding Indebtedness

$50,000,000.00

SCHEDULE 5.20

SEE ATTACHED.

Endnotes

CH1  2758947v1